Exhibit No. 12
IBF VI - Guaranteed Income Fund
Form SB-2, Amend. No. 1
File No. 333-71091


INDEPENDENT ACCOUNTANT'S CONSENT

We hereby consent to the use of our report dated May 17, 1999 and the reference to us under Experts to be included in the Registration Statement on Form SB-2 of IBF VI - Participating
Income Fund on or about May 18, 1999.



Radin, Glass & Co., LLP
Certified Public Accountants
May 26, 1999

                                   E-122